Exhibit 99.2

ideeli Acquisition FAQs

What does ideeli do?
Founded in 2007 and based in New York, ideeli, Inc. ("ideeli") is one of the largest independent fashion flash sites in North America, focused on women’s fashion apparel, accessories and home decor.

What is the strategic rationale for the acquisition?
The acquisition of ideeli deepens our presence and expertise in the fashion market, and brings long-standing relationships with hundreds of top brands. Further, by offering our subscribers and customers the opportunity to further engage with us in this space, this acquisition is another way for Groupon to become the place customers start when they’re looking to do or buy just about anything, anytime, anywhere.

What are the terms and timing of the transaction?
The purchase price was $43 million in cash. The acquisition closes on January 13, 2014.

How big is the fashion market overall, and what is ideeli’s market position?
Some research estimates that the off-price fashion market is around $40 billion today, including both online and offline retailers. While we have not disclosed market share, we believe ideeli is well-positioned in the online fashion segment of that market, as one of the leading independent fashion flash sites in the United States today.

How much business does Groupon do in the fashion market today?
While we have not had a dedicated presence in the fashion market historically, our customers have demonstrated a significant appetite for fashion and accessories. This acquisition deepens our presence and expertise in this space, and brings strong relationships with hundreds of top brands.

What is ideeli’s financial profile - billings, revenues, operating profitability?
We will disclose certain historical and pro forma financial information within 75 days of close as required by SEC rules. For the fiscal year ended February 2, 2013, they had $115 million in revenue, a $30 million operating loss, and a $27 million Adjusted EBITDA loss (amounts are unaudited). See the reconciliation table below. Ideeli’s revenues are recognized on a gross basis.

What synergies are you anticipating as a result of the transaction?
With the transaction having just closed, we will begin formally implementing our integration plans. As Groupon does not have a significant presence in the fashion market today, we do not currently anticipate material cost synergies.

What is ideeli’s merchandising mix?
Over half of their business is women’s fashion apparel. The remainder is accessories and home decor.

How many employees does ideeli have? Do you have retention mechanisms in place for critical talent?
Ideeli has more than 150 full-time employees, mostly located at their New York headquarters. We are confident we will retain key talent.

What initial reactions have you seen or heard from customers and suppliers? Do you expect any attrition?
With the transaction having just closed, we are not yet able to speak to customer and merchant reaction. However, we believe that both will be positive. We believe there is strong overlap in our customer bases, and we’ve seen our customers respond very favorably to high-end apparel deals featured on our Goods site, as well as on Groupon Reserve. For suppliers, we believe this combination offers an opportunity for brands to expand their reach. We have actually seen many brands that ideeli has run in the past wanting to run on Groupon. We intend for the ideeli brand to remain, with higher end brands continuing to live on that platform.

Does ideeli have an international presence or are they entirely domestic?
They are almost entirely domestic today. International expansion presents an opportunity for the business.

What category will ideeli be included in for purposes of financial reporting?
Ideeli will be included in our Goods category.

Exhibit 99.2

How should we think about Groupon’s uses of cash going forward? Should we expect this level of acquisition activity to continue?
We will continue to evaluate opportunities to accelerate the growth of the business, both organically and inorganically. In addition, we have a share repurchase authorization for up to $300 million that expires in August 2015.

Are there other sub-categories or broader categories overall that you feel you are missing today?
We believe we are in the largest categories that our customers demand. That said, we are always evaluating new product and service offerings to see where there might be a fit with our business. Fashion is a great example, and one that we’ve been looking at for some time.

Your recent acquisitions have been focused on the Goods business. Are you focused on Goods as the primary driver of future growth?
We are constantly evaluating growth opportunities across all of our business lines, including organic strategies as well as M&A.

Please direct additional questions to ir@groupon.com. The most commonly asked questions will either be posted here or addressed in connection with the company’s fourth quarter earnings call in February. Thank you.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided Adjusted EBITDA, a non-GAAP financial measure, in this FAQ document. This non-GAAP financial measure is presented to aid investors in better understanding the performance of the business that we acquired and to facilitate comparisons to many of its peers who present similar measures. However, this measure is not intended to be a substitute for measures reported in accordance with U.S. GAAP. This measure may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Groupon defines Adjusted EBITDA as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. We exclude depreciation and amortization and stock-based compensation from this measure because they are primarily non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about operating performance and liquidity. We exclude other non-operating items and acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about core operating performance and facilitate comparisons to historical operating results.

The following table reconciles the Adjusted EBITDA of ideeli, Inc., to its Net Loss, which is the most applicable financial measure under U.S. GAAP, for the twelve months ended February 2, 2013 (unaudited, in millions):

Adjusted EBITDA	$(27.4)
Adjustments:
Stock-based compensation	(0.7)
Acquisition-related expense (benefit), net	—
Depreciation and amortization	(2.1)
Non-operating items:
Other income, net	—
Provision (benefit) for income taxes	—
Net Loss	$(30.2)

Note on Forward-Looking Statements
This document contains forward-looking statements within the meaning of the ''safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained herein include statements regarding the acquisition of ideeli and other agreements with ideeli and its employees, including the merger agreement. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from

Exhibit 99.2

what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that Groupon may not realize the anticipated benefits of the ideeli acquisition, the risk that the Company may not retain the customer, merchant and vendor relationships of ideeli, the inability to retain key employees of ideeli, and the inability to successfully integrate the acquired technologies or operations. Groupon urges you to refer to the factors included under the headings ''Risk Factors'' and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov.

Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon's expectations as of January 13, 2014. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.